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                                                                       EXHIBIT 5

                               February 18, 1997

                                                                      11850-0200

Raychem Corporation
300 Constitution Drive
Menlo Park, California 94025-1164

                       Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Raychem Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about February 18, 1997 for the purpose of registering under the Securities Act of 1933, as amended, $13,818,683 of deferred compensation obligations (the "Obligations") which will represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Raychem Corporation Executive Deferred Compensation Plan (the "Plan").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Amended and Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of December 17, 1996 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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Raychem Corporation
February 18, 1997
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     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of the Senior Vice President and Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Plan and the Registration Statement, and
         (ii) certifying as to certain factual matters;

     (d) The Registration Statement; and

     (e) The Plan.

     This opinion is limited to the laws of the State of California and the Delaware General Corporation Law, and we disclaim any opinion as to laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. We express no opinion as to the applicable choice of law provisions contained in the Plan.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that, when issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditor's rights, and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     The opinion is rendered to you in connection with the issuance of the Obligations and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.
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Raychem Corporation
February 18, 1997
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                           Very truly yours,

                                           /s/ HELLER EHRMAN WHITE &
                                                 MCAULIFFE